UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): July 11, 2018

NCL Corporation Ltd.
(Exact Name of Registrant as Specified in Charter)

Bermuda	333-128780	20-0470163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7665 Corporate Center Drive, Miami, Florida 33126
(Address of Principal Executive Offices) (Zip Code)

(305) 436-4000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 8.01. Other Events.

            On July 11, 2018, NCL Corporation Ltd., a subsidiary of Norwegian Cruise Line Holdings Ltd. (the “Company”), confirmed orders with Fincantieri S.p.A. to construct two Project Leonardo-Class ships expected to be delivered in 2026 (“Leonardo Five”) and 2027 (“Leonardo Six”). The Company previously announced the options to order Leonardo Five and Leonardo Six in a Current Report on Form 8-K filed on February 16, 2017. The effectiveness of the orders is contingent on the Company’s entry into committed financing arrangements.

Item 7.01. Regulation FD Disclosure.

            On July 12, 2018, the Company issued a press release regarding the confirmation of the orders. A copy of the press release is furnished as Exhibit 99.1 to this report.

            Exhibit 99.1 is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release, dated July 12, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCL Corporation Ltd.

Date: July 12, 2018	By:	/s/ Daniel S. Farkas
Daniel S. Farkas
Senior Vice President, General Counsel and Assistant Secretary